Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-222042, 333-222614) of Motif Bio plc of our report dated April 10, 2018 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey, United States of America
April 10, 2018